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                                                                      EXHIBIT 21

     ENSERCH Corporation, its subsidiaries and their subsidiaries and affiliates, respectively, on March 1, 1997, are listed below.

                                                                 STATE OR
                                                                  COUNTRY
    NAME OF COMPANY                                            INCORPORATION

ENSERCH Corporation (unincorporated divisions include:
          Lone Star Gas Company and
          Lone Star Pipeline Company)                             Texas
     Lone Star Energy Services, Inc.                              Texas
     Lone Star Gas Company of Texas, Inc.                         Texas
     National Pipeline Company                                    Texas
          Enserch de Mexico S.A. de C.V.                          Mexico
               Enserch de Monterrey S.A. de C.V.                  Mexico
     Enserch Gas Transmission Company                             Texas
     Ensat Pipeline Company                                       Texas
     Enserch Processing, Inc.                                    Delaware
     Enserch Energy Services, Inc.                                Texas
          Enserch Gas Marketing Company                           Texas
          Direct Gas Supply Corp.                                New York
          Enserch Energy Services (New York), Inc.               Delaware
          Enserch Energy Services (Canada), Inc.                  Texas
     Lone Star Energy Company                                     Texas
          Fleet Star of Texas, L.C. (1)                           Texas
          TRANSTAR Technology, L.C. (1)                           Texas
          Lone Star Energy Plant Operations, Inc.                 Texas
          Lone Star Gas International, Inc.                       Texas
               Lone Star Gas Chile S.A.                           Chile
          Lone Star Dallas Energy Center, Inc.                    Texas
     LS Energy, Inc.                                              Texas
     Enserch Development Corporation                              Texas
          Enserch Development Corporation One, Inc.              Delaware
          EDC Catskill Cogeneration, Inc.                        Delaware
          EDC Four Inc.                                          Delaware
          Enserch Development Corporation Hamakua, Inc.           Texas
          Enserch Development Corporation Hawaii, Inc.            Texas
          Enserch International Ltd.                          Cayman Islands
          EDC International (Karnataka No. 1) Ltd.            Cayman Islands
          EDC Northwest Cogeneration, Inc.                       Delaware
          EDC Palakkad Power Ltd.                             Cayman Islands
               EDC Palakkad One Holding Company                 Mauritius
               EDC Palakkad Two Holding Company                 Mauritius
          EDC Power Marketing, Inc.                               Texas
          EDC Shaoxing Power Ltd.                             Cayman Islands
          Ensat Northwest Cogeneration Company                    Texas
          Palakkad Power Generating Company                       India
     Enserch International Services, Inc.                         Texas
     Ensat Cogeneration Company                                   Texas
     Enserch Exploration Holdings, Inc.                          Delaware

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     Enserch Exploration, Inc.(2)                                 Texas
          EEX Capital L.L.C.                                      Texas
               MIStS Issuer L.L.C.(3)                             Texas
          Enserch Offshore, Inc.                                  Texas
          Enserch Oil & Gas, Inc.                                 Texas
          Enserch Preferred Capital, Inc.                        Delaware
          DALEN Resources California Company                     Delaware
          Corpus Christi Energy Company                          Delaware
          Corpus Christi Hydrocarbons Company                    Delaware
          Enserch International Oil & Gas, Inc.                   Texas
               Enserch Far East Ltd.                          Cayman Islands
               Enserch India, Inc.                                Texas
               Enserch Malaysia Ltd.                          Cayman Islands
               Enserch Middle East Ltd.                       Cayman Islands
               Enserch (U.K.) Oil & Gas Limited               United Kingdom
               Enserch International Exploration Ltd.         Cayman Islands
     Enserch International Investments Limited                   Delaware
          Humphreys & Glasgow Limited*                        United Kingdom
     Aleasco, Inc.                                                Alaska
     ENS Claims Management, Inc.                                 Delaware
     Enserch Finance, Inc.                                         Texas
     ENSERCH Finance N.V.                                   Netherlands Antilles
     ENS Holdings I, Inc.                                          Texas
     ENS Holdings, II, Inc.                                        Texas
     Enserch House, Inc.                                           Texas
     ENS Insurance Company                                        Vermont
     Enserch Shirley, Inc.                                        Delaware
     Enserch Preferred Acquisitions, Inc.                          Texas
     Enserch E&C Holdings, Inc.                                    Nevada
          Enserch E&C, Inc.                                        Nevada
          ESICORP Industries Inc. (Delaware)                      Delaware
               Ebasco Cayman Limited                           Cayman Islands
                    Ebasco Services Singapore Pte. Ltd.           Singapore
               Ebasco Energy A.G.                                Switzerland
          ESICORP Risk Management Consultants, Inc.               New York
               Associated Company Management of
                ESICORP Limited                                    Bermuda
          Ebasco Services of Canada Limited                        Canada
          ESICORP Constructors International Inc.                 Delaware
               ENS (U.K.) Limited                              United Kingdom
                    ENS Limited                                United Kingdom
                    Process Engineering International
                     Limited                                   United Kingdom
          ENS Equipment Corporation                               Delaware
          E & L Technologies Inc.                                 Delaware
               E & L Associates, Inc.                            California
                    E & L International, Inc.                    California

-----------------------
* Company in liquidation.
(1)  50% owned by parent corporation.
(2)  17% owned by public shareholders.
(3) .999% owned by EEX Capital L.L.C. and .001% owned by Enserch Preferred Capital, Inc.
(4)  67% owned by parent corporation.

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    Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent. The financial statements of each subsidiary are included in the consolidated financial statements except that the equity method of accounting is used for subsidiaries in which the Corporation has 50% or less ownership. Such unconsolidated subsidiaries considered in the aggregate do not constitute a significant subsidiary.



                             PARTNERSHIP AFFILIATES

                                                                      STATE OF
    NAME OF COMPANY                                                 ORGANIZATION

Enserch Financing, L.P.                                                Texas
    Enserch SACROC, Inc. (1)                                           Texas
Encogen One Partners, Ltd.                                             Texas
Encogen Hawaii, L.P.                                                   Hawaii
Encogen Four Partners, L.P.                                           Delaware
Encogen Northwest, L.P.                                               Delaware
ENS Holdings Limited Partnership                                       Texas
Gulf Coast Natural Gas Company**                                       Texas
Lavair Cogeneration Limited Partnership                               Delaware
FinaStar Partnership**                                                 Texas
Metrogas S.A. (2)                                                      Chile
Compania Mexicana de Gas S.A. de C.V. (3)                              Mexico
Zhejiang Yong-Ke Thermal Power Corporation, Ltd. (4)                   China


**General partnership.
(1) 99.65% owned by Enserch Financing, L.P. and .35% owned by ENS Holdings Limited Partnership.
(2) 10% owned by Lone Star Gas Chile S.A. de C.V., 22.5% owned by COPEC, 37.5% owned by Gasco, 7.5% owned by Enargas, 10% owned by Novacorp, 12.5% owned by Chilgener.
(3) 100% owned by Grupo Diavez, subject to contract right of Enserch de Monterrey S.A. de C.V. to aquire 49%.
(4) 70% owned by EDC Shaoxing Power Ltd., 30% owned by Zhejiang Thermal Power Plant.

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